UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 22, 2008

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana		70002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 457-6220

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           Not applicable.

(b)           On August 22, 2008, J. Andrew Bower, who serves as Senior Vice President and Chief Financial Officer of GS Financial Corp. (the “Company”) and Guaranty Savings Bank, the Company’s wholly owned subsidiary (the “Bank”), resigned, effective September 4, 2008. Stephen F. Theriot, who serves as the Vice President and Chief Operating Officer of the Bank, has assumed the additional duties of principal financial officer of the Company and the Bank.

(c)           Effective September 4, 2008, Stephen F. Theriot, the Vice President and Chief Operating Officer of the Bank, will assume the additional duties of principal financial officer of the Company and the Bank.  Mr. Theriot is expected to serve as the principal financial officer until the Company identifies and hires a new Chief Financial Officer.  The Company and the Bank recently commenced a search for this position. Mr. Theriot, age 35, joined the Bank in February, 2007, as Vice President and Chief Operating Officer.  Previously, Mr. Theriot served as Controller of Mutual Savings and Loan Association, in Metairie, Louisiana, for eight years. There are no family relationships between any director or executive officer of the Company and Mr. Theriot, and there are no other disclosures with respect to Mr. Theriot required pursuant to Items 401(b), 401(d) or 404(a) of Regulation S-K of the SEC.

(d)           Not applicable.

(e)           Not applicable.

(f)           Not applicable.

For additional information, reference is made to the Company’s press release dated August 28, 2008, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.

Item 9.01            Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           The following exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release, dated August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS FINANCIAL CORP.

Date: August 28, 2008	By:	/s/Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 28, 2008